Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Performance Plus
Municipal Fund, Inc.
811-05931

The annual meeting of shareholders was held in the offices of Nuveen Investments on March 30, 2012; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to May 8, 2012.

Final voting results for May 8, 2012 are as follows:

<c> Common and Preferred shares voting together as a class

Preferred shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
                         6,696,386
                     890
   Against
                            429,817
                       -
   Abstain
                            295,365
                       -
   Broker Non-Votes
                         1,856,772
                       -
      Total
                         9,278,340
                     890



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
                         6,688,319
                     890
   Against
                            430,629
                       -
   Abstain
                            302,620
                       -
   Broker Non-Votes
                         1,856,772
                       -
      Total
                         9,278,340
                     890

Proxy materials are herein
incorporated by reference
to the SEC filing on March 1,
2012, under
Conformed Submission Type
DEF 14A, accession
number 0001193125-12-092168